UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

______________________________________________

Date of Report (Date of earliest event reported)             May 15, 2007

TELTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17893	59-2937938

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2150 WHITFIELD INDUSTRIAL WAY, SARASOTA, FLORIDA	34243
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code                 (941) 753-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On May 15, 2007, the Registrant entered into an Amendment to the Revolving Credit, Term Loan And Security Agreement with CapitalSource Finance, LLC of Chevy Chase, Maryland (“Lender”) to extend the due date of a mandatory prepayment until June 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TELTRONICS, INC. (Registrant)
Date: May 17, 2007	By: /s/ Russell R. Lee III Russell R. Lee III Vice President and Chief Financial Officer